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                                                            ST&B DRAFT 3/18/2005

                                                                     Exhibit 1.1

                            UP TO 488,750,000 SHARES

                            HUDSON CITY BANCORP, INC.

                                  COMMON STOCK

                           FORM OF AGENCY AGREEMENT

                                                                  [______], 2005

LEHMAN BROTHERS INC.
RYAN BECK & CO., INC.
As Representatives of the Several Agents named in Schedule I attached hereto, c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

          Hudson City Bancorp, Inc., a Delaware corporation (the "COMPANY"), Hudson City, MHC, a New Jersey chartered mutual holding company which owns approximately 66% of the common stock of the Company (the "MHC"), and Hudson City Savings Bank, a federally chartered stock savings bank and a wholly owned subsidiary of the Company (together with its subsidiaries, the "BANK" and, together with the Company and the MHC, the "HUDSON CITY PARTIES"), hereby confirm, jointly and severally, their agreement with Lehman Brothers Inc. ("LEHMAN"), Ryan Beck & Co., Inc. ("RYAN BECK", and together with Lehman, the "REPRESENTATIVES") and the other agents named in Schedule I hereto (collectively, together with the Representatives, the "AGENTS") to serve as exclusive agents of the Company to assist the Company in the offer and sale of up to 488,750,000 shares (the "STOCK") of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK").

     Section 1. The Offering. The MHC, in accordance with the Amended and Restated Plan of Conversion and Reorganization adopted [__________] (the "PLAN"), intends to convert and reorganize from a New Jersey chartered mutual holding company into an interim federal mutual holding company, which will immediately merge with and into the Company, with the Company as the surviving entity (the "CONVERSION").

In connection with the Conversion, the Company will offer and sell the Stock (1) on a priority basis to the persons identified in Section 4.03 of the Plan, subject to the allocation procedures and purchase limitations set forth in the Plan (such offering, the "SUBSCRIPTION OFFERING"), and (2) to the extent not sold in the Subscription Offering, to the public through the Agents in a syndicated offering led and managed by the Representatives, such offering to be made on a best efforts basis (such offering, the
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"SYNDICATED OFFERING" and, together with the Subscription Offering, the
"OFFERING"). All capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Plan.

The Company will sell the Stock in the Offering at $10.00 per share. If the number of shares of Common Stock to be sold in the Offering is increased or decreased in accordance with the Plan, the term "Stock" shall mean such greater or lesser number of shares, where applicable.

In connection with the Conversion and the Offering, the MHC and/or the Company has filed (i) with the Office of Thrift Supervision (the "OTS") the required applications and amendments thereto to complete the Conversion, the Offering and any other actions which require the approval of the OTS (such application, as it may be amended, supplemented or modified from and after the date hereof, the "OTS APPLICATION") and with the New Jersey Department of Banking and Insurance (the "NJ DOBI") the required applications and amendments thereto to convert to a federal charter and any other actions which require the approval of the NJ DOBI (such application, as it may be amended, supplemented or modified from and after the date hereof, the "NJ APPLICATION" and, together with the OTS Application, the "CONVERSION APPLICATIONS") in accordance with all applicable laws and regulations (collectively, the "CONVERSION REGULATIONS").

     Section 2. Representations, Warranties and Agreements of the Hudson City Parties. The Hudson City Parties jointly and severally represent, warrant and agree that:

          (a) A registration statement on Form S-3 with respect to the Stock has
(i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, "EFFECTIVE TIME" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "EFFECTIVE DATE" means the date of the Effective Time; "REGISTRATION STATEMENT" means such registration statement, as amended at the Effective Time; "SUBSCRIPTION OFFERING PROSPECTUS" means the prospectus relating to the Subscription Offering that is included in the Registration Statement at the Effective Time; "SYNDICATED OFFERING PROSPECTUS" means the prospectus relating to the Syndicated Offering that is included in the Registration Statement at the Effective Time; and "PROSPECTUSES" means the Subscription Offering Prospectus and the Syndicated Offering Prospectus, except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the Rules and Regulations differing from either of the prospectuses included in the Registration Statement at the Effective Time, the terms "SUBSCRIPTION OFFERING PROSPECTUS", "SYNDICATED OFFERING


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PROSPECTUS" and "PROSPECTUSES" shall refer to the applicable prospectus or prospectuses filed pursuant to Rule 424(b) or (c) from and after the time said prospectus or prospectuses are filed with the Commission and shall include any supplements and amendments thereto from and after their dates of use or effectiveness, respectively. A proxy statement for the annual meeting of the stockholders of the Company (the "COMPANY PROXY STATEMENT"), at which the stockholders of the Company will vote on the adoption of the Plan has (i) been prepared by the Company in conformity with the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the Commission thereunder, (ii) been filed with the Commission under the Exchange Act and (iii) been mailed to the stockholders of the Company, and a proxy statement for the special meeting of the depositors of the Bank (the "BANK PROXY STATEMENT" and, together with the Company Proxy Statement, the "PROXY STATEMENTS"), at which such depositors will vote on the adoption of the Plan, has (i) been prepared by the Company in conformity with the requirements of the Conversion Regulations and other applicable law and (ii) been mailed to the depositors of the Bank. Any reference herein to either Prospectus or Proxy Statement shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Prospectus or Proxy Statement; any reference to any amendment or supplement to either Prospectus or Proxy Statement shall be deemed to refer to and include any documents filed after the date of such Prospectus or Proxy Statement under the Exchange Act and incorporated by reference in such Prospectus or Proxy Statement; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any documents filed under the Exchange Act after the applicable effective date of the Registration Statement that are incorporated by reference in the Registration Statement. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus or Proxy Statement or any of the documents incorporated by reference therein and, to the best knowledge of the Hudson City Parties, no such action is pending or threatened.

          (b) The Registration Statement and the Prospectuses conform, and any further amendments or supplements to the Registration Statement or any Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations. The Proxy Statements conform, and any further amendments or supplements to any Proxy Statement will, when they are filed with the Commission and/or the OTS, as the case may be, and mailed to the stockholders of the Company or the depositors of the Bank, as the case may be, conform in all respects to the requirements of the Conversion Regulations and, in the case of the Company Proxy Statement, the Exchange Act and the rules and regulations of the Commission thereunder. The Registration Statement, the Prospectuses, the Proxy Statements, the Conversion Applications and, when taken together with the Prospectuses, any Marketing Materials


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and any Blue Sky Application (as such terms are defined in Section 8) do not, and any further amendments or supplements to the Registration Statement or any Prospectus, Proxy Statement, or Conversion Application and, when taken together with the Prospectuses, any Blue Sky Application or Marketing Materials will not, as of the applicable effective date (as to the Registration Statement, any Conversion Application and any amendment or supplement thereto), as of the applicable filing date and the date first used to confirm sales of the Stock (as to any Prospectus, any amendment or supplement thereto and any Blue Sky Application) and as of the date thereof (in the case of any Proxy Statement, any amendment or supplement thereto and any Marketing Materials) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectuses in reliance upon and in conformity with written information concerning the Agents furnished to the Company through the Representatives by or on behalf of any Agent specifically for inclusion therein.

          (c) The documents incorporated by reference in the Registration Statement, any Prospectus and any Proxy Statement, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, any Prospectus, any Proxy Statement or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations or the Exchange Act and the rules and regulations of the Commission thereunder, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) The OTS Application and the NJ Application have been approved by the OTS and the NJ DOBI, respectively, and such approvals remain in full force and effect. Each of the Conversion Applications complies as to form in all material respects with the applicable Conversion Regulations and any other applicable rules and regulations of OTS and the NJ DOBI. All Marketing Materials have been filed with the OTS and the NJ DOBI.

          (e) No order has been issued by the OTS, the NJ DOBI, or any state regulatory authority, preventing or suspending the use of any Prospectus, Proxy Statement or Marketing Materials and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion or the Offering is pending or, to the best knowledge of the Hudson City Parties, threatened. To the best knowledge of the Hudson City Parties, no person has sought to


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obtain review of the approval by the OTS or the NJ DOBI of the Plan, the
Conversion or any Conversion Application pursuant to any statute or regulation.

          (f) Each of the Company and its subsidiaries (as defined in Section
16) has been duly incorporated or organized, as the case may be, and is validly existing as a federal savings bank, corporation or other business entity in good standing under the laws of its jurisdiction of incorporation or organization, as applicable, is duly qualified to do business and is in good standing as a foreign corporation or other business organization, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged; and none of the subsidiaries of the Company other than the Bank is a "SIGNIFICANT SUBSIDIARY", as such term is defined in Rule 405 of the Rules and Regulations. The MHC is, and at all times prior to the completion of the Conversion will be, duly organized and validly existing and in good standing as a mutual savings bank holding company under the laws of the State of New Jersey, and is duly qualified to do business and is in good standing as a foreign business organization in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The only direct and indirect subsidiaries of the Hudson City Parties are, in the case of the Bank, HudCiti Service Corporation and HC Value Broker Services, Inc. (the "BANK SUBSIDIARIES"); in the case of the Company, the Bank and the Bank Subsidiaries; and in the case of the MHC, the Company, the Bank and the Bank Subsidiaries. Except as described in the preceding sentence, none of the Hudson City Parties, directly or indirectly, controls any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. Upon completion of the Conversion, the only direct subsidiary of the Company will be the Bank.

          (g) The Company has an authorized capitalization as set forth in the Prospectuses, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectuses; and all of the issued shares of capital stock of each direct and indirect subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than those imposed by applicable OTS regulations and the Home Owners' Loan Act, as amended ("HOLA").

          (h) Each of the Company and the MHC is a duly registered savings and loan holding company under HOLA and qualifies as a savings and loan holding company of the type described in Section 10(c)(3) of HOLA. The Bank is a qualified thrift lender pursuant to Section 10(m) of HOLA. The Bank is a member in good standing of the Federal Home Loan Bank of New York. The activities of the Bank are permitted by the applicable rules, regulations and practices of the OTS. The accounts of depositors in the Bank are insured by the Bank Insurance Fund to the fullest extent


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permitted by law and the rules and regulations of the Federal Deposit Insurance
Corporation (the "FDIC"), and no proceedings for the termination of such insurance are pending or, to the best knowledge of the Hudson City Parties, threatened. Upon consummation of the Conversion, the Bank will establish a liquidation account for the benefit of eligible account holders and supplemental eligible account holders of the Bank in an amount equal to the total stockholders' equity of the Company, as reflected in the most recent financial statements contained in the Prospectuses and in accordance with the Plan and the Conversion Regulations.

          (i) The shares of the Stock to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein or in the Plan, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform to the description thereof contained in the Prospectuses. Upon issuance of the shares of the Stock to be issued and sold in the Offering, good title to such shares will be transferred to the purchasers of such shares against payment therefor in the Offering as set forth in the Plan and the Prospectuses.

          (j) Each of the Hudson City Parties has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. Each of the Plan and this Agreement has been duly and validly authorized, executed and delivered by each of the Hudson City Parties party thereto. The execution and delivery by each of the Hudson City Parties of this Agreement and, subject to obtaining the votes of the depositors of the Bank and the stockholders of the Company specified in the Prospectuses under the heading "The Conversion and Stock Offering--Approvals Required" (the "REQUIRED VOTES"), the performance by each of the Hudson City Parties of this Agreement and the consummation of the Conversion and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of the Hudson City Parties, and, subject to obtaining the Required Votes, no other corporate actions by any of the Hudson City Parties are necessary for the performance by each of the Hudson City Parties of this Agreement and the consummation by the Hudson City Parties of the Conversion and transactions contemplated hereby.

          (k) At the Closing Time referred to in Section 2, (i) the Hudson City Parties will have completed the conditions precedent to the Conversion and the Offering in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Hudson City Parties by the OTS or the NJ DOBI or any other regulatory authority or "blue sky" authority, other than those which the applicable regulatory authority has agreed in writing may be completed after the Conversion and (ii) the Conversion and the Offering will have been effected in the manner described in the Prospectuses and in accordance with the Plan, the Conversion Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Conversion and Offering imposed upon any Hudson City Party by the OTS or the NJ DOBI or any other regulatory or "blue sky" authority.


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          (l) The execution, delivery and performance by each of the Hudson City
Parties of this Agreement and the consummation by the Hudson City Parties of the Conversion and the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of any of the Hudson City Parties or any of their subsidiaries or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease, pledge, joint venture, stockholders' agreement or other agreement or instrument to which any of the Hudson City Parties or any of their subsidiaries is a party or by which any of the Hudson City Parties or any of their subsidiaries is bound or to which any of the property or assets of any of the Hudson City Parties or any of their subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of any of the Hudson City Parties or any of their subsidiaries, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Hudson City Parties or any of their subsidiaries or any of their properties or assets; and except for such consents, approvals, authorizations, registrations or qualifications as have already been obtained or as may be required under applicable state securities laws, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by any of the Hudson City Parties and the consummation of the Conversion and the transactions contemplated hereby.

          (m) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

          (n) The Company has not sold or issued any shares of Common Stock during the eighteen-month period preceding the date of the Prospectuses, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to other outstanding options, rights or warrants, in each case described in the Prospectuses.

          (o) None of the Hudson City Parties or any of their subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectuses, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectuses; and, since such date, there has not been any change in the capital stock or long-term debt of any of the Hudson City Parties or any of their subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general


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affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of any of the Hudson City Parties or any of their subsidiaries, otherwise than as set forth or contemplated in the Prospectuses. The liabilities, assets, properties and business of the Hudson City Parties conform in all material respects to the descriptions thereof contained in the Prospectuses and none of the Hudson City Parties has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Prospectuses.

          (p) The historical financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Registration Statement and the Prospectuses comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and the Conversion Regulations and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except as otherwise disclosed therein. The other financial data, selected pro forma ratios and other pro forma financial information, operating data and statistical information included or incorporated by reference in the Registration Statement and the Prospectuses are presented fairly in all material respects and have been prepared on a basis consistent in all material respects (except for, with respect to the pro forma information, the pro forma adjustments described in the Prospectuses) with such financial statements and the books and records of the Company and its subsidiaries. The statistical information required by Commission Industry Guide 3 filed as part of the Registration Statement or included or incorporated by reference in the Prospectuses present fairly in all material respects the information set forth therein, is in compliance in all material respects with the Securities Act and the Rules and Regulations and such Guide 3, and is consistent in all material respects with the Company's consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectuses.

          (q) RP Financial, LC ("RP FINANCIAL"), who has prepared the Independent Appraisal dated as of _______, 2005 described in the Prospectuses (the "INDEPENDENT APPRAISAL"), is independent with respect to the Hudson City Parties within the meaning of the Plan and the Conversion Regulations and is believed by the Hudson City Parties to be experienced and expert in the valuation and the appraisal of business entities, including savings institutions, and the Hudson City Parties believe that RP Financial has prepared the pricing information set forth in the Prospectuses in accordance with the requirements of the Conversion Regulations.

          (r) KPMG LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectuses and the Conversion Applications and who have delivered the initial letter referred to in Section 7(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.


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          (s) The Hudson City Parties have received opinions of (i) their special counsel, Thacher Proffitt & Wood LLP, with respect to the federal income tax consequences of the Conversion and the Offering and (ii) KPMG LLP, with respect to the New Jersey state income tax consequences of the Conversion and the Offering, each as described in the Prospectuses, and the facts and representations of any of the Hudson City Parties or any officer or employee thereof upon which such opinions were based, were truthful, accurate and complete, and none of the Hudson City Parties has taken or will take any action inconsistent therewith.

          (t) The Hudson City Parties and their subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectuses or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Hudson City Parties and their subsidiaries; and all assets held under lease by the Hudson City Parties and their subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such assets by the Hudson City Parties and their subsidiaries.

          (u) The Hudson City Parties and their subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance of the Hudson City Parties and their subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects; and none of the Hudson City Parties has received any notice of cancellation or non-renewal of any such policy.

          (v) The Hudson City Parties and their subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("PERMITS") as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Prospectuses except as disclosed in or specifically contemplated by the Prospectuses; each of the Hudson City Parties and their subsidiaries has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permits.

          (w) The Hudson City Parties and their subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses has conflicted or will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.


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          (x) There are no legal or governmental proceedings pending to which any of the Hudson City Parties or any of their subsidiaries is a party or of which any property or assets of any of the Hudson City Parties or any of their subsidiaries is the subject which, if determined adversely to any of the Hudson City Parties or any of their subsidiaries, might have a material adverse effect on the general affairs, management, consolidated financial position, stockholders' equity, results of operations, capital, business or prospects of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"); and to the best knowledge of the Hudson City Parties, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (y) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

          (z) None of the Hudson City Parties or any of their subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, the FDIC, the OTS, the NJ DOBI or any other government authority or agency responsible for the supervision, regulation or insurance of savings and loan holding companies or savings banks (collectively, the "REGULATORY AUTHORITIES") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

          (aa) There are no contracts or other documents which are required to be described in any Prospectus or Proxy Statement or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations or by the Conversion Regulations that have not been described in the Prospectuses and Proxy Statements or filed or incorporated therein by reference as permitted by the Rules and Regulations and, if applicable, the Conversion Regulations as exhibits to the Registration Statement.

          (bb) No relationship, direct or indirect, exists between or among any of the Hudson City Parties or any of their subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the Hudson City Parties or any of their subsidiaries, on the other hand, which is required to be described in any Prospectus or Proxy Statement which is not so described.

          (cc) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the best knowledge of the Hudson City Parties, is imminent.

          (dd) Each of the Hudson City Parties and each of their subsidiaries is in compliance in all material respects with all presently applicable provisions of the


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Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "REPORTABLE EVENT" (as defined in ERISA) has occurred with respect to any "PENSION PLAN" (as defined in ERISA) for which any of the Hudson City Parties or its subsidiaries would have any liability; none of the Hudson City Parties or any of their subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
(ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "PENSION PLAN" for which any of the Hudson City Parties or any of their subsidiaries would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (ee) Each of the Hudson City Parties and each of their subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to any of the Hudson City Parties or any of their subsidiaries which has had (nor do any of the Hudson City Parties have any knowledge of any tax deficiency which, if determined adversely to any of the Hudson City Parties or any of their subsidiaries, might have) a Material Adverse Effect.

          (ff) Since the date as of which information is given in the Prospectuses (exclusive of any amendment or supplement thereto after the date hereof), and except as may otherwise be disclosed in the Prospectuses, none of the Hudson City Parties has (i) issued or granted any securities, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans described in the Prospectuses or pursuant to outstanding options, rights or warrants, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

          (gg) Each of the Hudson City Parties and each of their subsidiaries
(i) make and keep accurate books and records and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (hh) None of the Hudson City Parties or any of their subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents),
(ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease, pledge or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

          (ii) None of the Hudson City Parties, any of their subsidiaries, or any director, officer, agent, employee or other person associated with or acting on behalf of any of the Hudson City Parties or any of their subsidiaries has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (jj) Each of the Hudson City Parties is in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder. The Bank has established compliance programs to ensure compliance with the requirements of the USA PATRIOT Act and all applicable regulations promulgated thereunder. Each of the Hudson City Parties is in compliance in all material respects with the USA PATRIOT Act and all applicable regulations promulgated thereunder, and there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of the Hudson City Parties, threatened regarding the compliance by any of the Hudson City Parties with the USA PATRIOT Act or any regulations promulgated thereunder.

          (kk) Each of the Hudson City Parties and each of their subsidiaries are, and at all times prior were, (i) in compliance with any and all applicable federal, state, local and foreign laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements relating to the protection of human health and safety, the environment, natural resources or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), which compliance includes obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses and (ii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except for any such non-compliance or liability would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and none of the Hudson City Parties or any of their subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other similar Environmental Law. None of the Hudson

City Parties or any of their subsidiaries is a party to any proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is believed no monetary penalties of $100,000 or more will be imposed, and none of the Hudson City Parties or any of their subsidiaries anticipates material capital expenditures relating to Environmental Laws.

          (ll) None of the Hudson City Parties or any of their subsidiaries is, or, following the issuance and sale of the Stock and the application of the net proceeds therefrom as described in the Prospectuses, will be, an "INVESTMENT COMPANY" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

          (mm) The industry statistical and market-related data included or incorporated by reference in each of the Registration Statement and the Prospectuses are based on or derived from sources that the Company believes to be accurate, reasonable and reliable, and such data agree with the sources from which they were derived.

          (nn) (i) Each of the Hudson City Parties and each of their subsidiaries has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Hudson City Parties and their subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to the management of the Hudson City Parties and their subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

          (oo) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG LLP and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function), none of the Hudson City Parties has been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the ability of the Hudson City Parties and their subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Hudson City Parties and their subsidiaries.

          (pp) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed by or audited by KPMG LLP, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and weaknesses.

          (qq) None of the Hudson City Parties has distributed or, prior to the later to occur of the Closing Date and completion of the distribution of the Stock, will distribute any offering material in connection with the offering and sale of the Stock other than the Prospectuses and, in the case of persons entitled to participate in the Subscription Offering, the Marketing Materials filed as exhibits to the Conversion Applications.

          (rr) None of the Hudson City Parties has taken or will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

          (ss) The Stock has been approved for inclusion, subject to notice of issuance, on the NASDAQ National Market ("NASDAQ").

          (tt) None of the Hudson City Parties has made any payment of funds of any of the Hudson City Parties as a loan to any person for the purchase of the Stock, except for the loan by the Company to the employee stock ownership plan of the Company in an amount equal to the aggregate purchase price (assuming a $10.00 per share purchase price) for shares representing 4% of the shares to be sold in the Offering, as described in the Prospectuses.

          (uu) The records maintained by the Hudson City Parties of the persons entitled to participate in the Subscription Offering are accurate and complete in all material respects.

          (vv) All of the loans represented as assets on the most recent financial statements or selected financial information of the Company included in the Prospectuses meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (ww) To the best knowledge of the Hudson City Parties, there are no affiliations or associations (as such terms are defined by the National Association of Securities Dealers, Inc. ("NASD")) between any member of the NASD and any of the officers or directors of any of the Hudson City Parties.

          (xx) The Hudson City Parties have not relied on any of the Agents or their counsel for any legal, tax or accounting advice in connection with the Conversion or the Offering.

     SECTION 3. Appointment of Agents; Fees. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this
Agreement:

          (a) The Hudson City Parties hereby appoint (i) Ryan Beck to consult with, advise and assist the Hudson City Parties with the solicitation of subscriptions for the Stock in connection with the sale of the Stock in the Subscription Offering and (ii) the Agents as exclusive agents for the purpose of soliciting or receiving purchase orders for the Stock in connection with the sale of the Stock in the Syndicated Offering. Lehman Brothers shall act as global coordinator and sole bookrunner, and Ryan Beck shall act as joint lead manager, for the Syndicated Offering. On the basis of the representations of the Hudson City Parties contained herein, but subject to the terms and conditions set forth herein, each of the Agents hereby accepts such appointment and agrees to use its reasonable best efforts to (i) in the case of Ryan Beck only, (x) assist the Hudson City Parties with the solicitation of subscriptions for the Stock in the Subscription Offering and (y) consult with and advise the Hudson City Parties as to the matters set forth in Section 2, "Services to be Provided by Ryan Beck" of the engagement letter, dated January 3, 2005, by and among the Company, the MHC and Ryan Beck (the "RYAN BECK ENGAGEMENT LETTER") and (ii) solicit offers to purchase the Stock in the Syndicated Offering. The Hudson City Parties shall not, without the consent of the Representatives, solicit offers to purchase Stock in the Offering otherwise than through the Agents and shall not consummate any sale of Stock in the Offering not arranged by the Agents.

          (b) In offering the Stock for sale, the Agents shall offer it solely as agents for the Company and such offer shall be made upon the terms and subject to the conditions set forth in the Prospectuses. The Agents shall not commence the Syndicated Offering without the prior approval of the Company.

          (c) The Hudson City Parties acknowledge that none of the Agents shall be required to (i) purchase any shares of the Stock, (ii) obtain subscriptions or purchase orders for any specific number of shares of the Stock or (iii) take any action which is inconsistent with any applicable law, regulation, decision or order.

          (d) As compensation for the Agents' services as agents hereunder, the Company shall pay the following compensation:

               (i) to Ryan Beck (and in addition to the reorganization and proxy vote advisory and administrative services fee paid to Ryan Beck on or prior to the date of this Agreement), a sales fee equal to the lesser of (x) $0.10 for each share of the Stock sold in the Subscription Offering, excluding shares sold to Related Parties (as defined below) and (y) $15,000,000;

               (ii) to the Representatives, a management fee equal to $0.10 for each share of the Stock sold in the Syndicated Offering (the "MANAGEMENT FEE); and

                    to the Agents, a sales concession equal to $0.30 for each
               share of the Stock sold in the Subscription Offering (the "SALES CONCESSION").

For purposes of this Agreement, the term "RELATED PARTIES" means any of the officers, directors or employees of the Company, any member of the immediate family of any such officer, director or employee, and any qualified and non-qualified employee benefit plans of the Company and (ii) "IMMEDIATE FAMILY" includes a person's spouse, siblings and parents and any children of such person who reside within the same household as such person.

          (e) Upon the reasonable request of the Company, the Agents shall report from time to time on their efforts to solicit offerees to purchase the Stock and all indications of interest received by the Agents with respect to possible purchases of shares of Stock.

          (f) Except as set forth in Section 15 hereof, the appointment of the Agents to provide services hereunder shall terminate upon the Closing (as defined below).

          (g) In the event the Company determines to sell any shares of the Stock in a firm commitment public offering, the Company will retain (pursuant to the terms of a definitive underwriting agreement) Lehman Brothers as global coordinator and sole bookrunner, and Ryan Beck as joint lead manager, for such offering.

     SECTION 4. Closing. If the minimum number of shares of the Stock to be sold in the Offerings, as set forth on the cover page of the Prospectuses, are subscribed for at or before the termination date of the Offerings (which may be extended in the manner described in the Prospectuses), and the Required Votes are received, the Company agrees to issue and deliver the Stock on the Closing Date (as hereinafter defined) against payment therefor (in the case of the Subscription Offering, by the means authorized by the Plan). Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Agent hereunder. The Company shall issue the Stock to be sold pursuant to the Subscription Offering directly to the purchasers thereof, and shall issue the Stock to be sold pursuant to the Syndicated Offering to Lehman Brothers (or one or more other Agents, as directed by Lehman Brothers) for the benefit of the purchasers thereof. Upon delivery, the Stock to be sold pursuant to the Syndicated Offering shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the Closing Date. For the purpose of expediting the checking and packaging of the certificates for the Stock to be sold pursuant to the Syndicated Offering, the Company shall make the certificates representing the Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Closing Date. The Company shall not deliver the Stock until all of the conditions in Section 7 have been satisfied or waived by the Representatives. The closing of the issuance and sale of the Stock (the "CLOSING") shall be held at the offices of Thacher Proffitt & Wood LLP, in New York, New York, at 10:00 a.m., New York City time, or at such other place and time as shall be agreed upon among the Hudson City Parties and the Representatives, on the business day selected by the Company and the Representatives, which business day shall be no less than two business days following the giving of prior notice by the Company to the Agents or at such other time as shall be agreed upon by the Hudson City Parties and the Agents. This date and time are sometimes referred to as the "CLOSING DATE." At the Closing, (i) the Hudson City Parties shall deliver by wire transfer in same-day funds (x) to Ryan Beck, the fees owing to Ryan Beck as set forth in paragraph (d)(i) of Section 3 and (y) to each of the Agents, the expenses owing to such Agent pursuant to Section 6, and the opinions required hereby and other documents deemed reasonably necessary for the Agents shall be executed and delivered to effect the sale of the Stock as contemplated hereby and pursuant to the terms of the Plan and the description thereof in the Prospectuses and (ii) the Representatives shall deliver to the Company by wire transfer in same-day funds the aggregate proceeds of the Stock sold by the Agents in the Syndicated Offering, net of the commissions and fees owing to the Agents under paragraphs (d)(ii) and d(iii) of Section 3.

     SECTION 5. Further Agreements of the Hudson City Parties. Each of the Hudson City Parties agrees:

          (a) To make no further amendment or any supplement to the Registration Statement, or any Prospectus, Proxy Statement or Conversion Application except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to any Prospectus, any amended Prospectus, or any supplement or amendment to any Proxy Statement or Conversion Application has been filed, and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission or the OTS of any stop order or of any order preventing or suspending the use of any Prospectus, Proxy Statement or Marketing Materials, of the suspension of the Offering or of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission or the OTS for the amending or supplementing of the Registration Statement or any Prospectus, Proxy Statement or Conversion Application or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus, Proxy Statement or Marketing Materials or suspending the Offering or any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) To furnish promptly to each of the Representatives, and to counsel for the Agents, a signed copy of the Registration Statement as originally filed with the Commission, the Conversion Applications as originally filed with the OTS and the NJ DOBI, and each amendment thereto filed with the Commission, the OTS or the NJ DOBI, as applicable, including all consents and exhibits filed therewith;

          (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement and the Company Proxy Statement as originally filed with the Commission, the Bank Proxy Statement and the Conversion Applications as originally filed with the OTS or the NJ DOBI, as applicable, and each amendment thereto (in each case including exhibits); (ii) the Prospectuses and any amended or supplemented Prospectus; and (iii) any document incorporated by reference in the Registration Statement or any Prospectus or Proxy Statement (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which any Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Prospectus or file under the Exchange Act any document incorporated by reference in the Registration Statement or any Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request and subject to Section 5(e), to file such document and to prepare and furnish without charge to each Agent and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

          (d) To file promptly with the Commission, the OTS and/or the NJ DOBI any amendment to the Registration Statement, any Prospectus or Proxy Statement or any supplement to any Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission, OTS or NJ DOBI;

          (e) Prior to filing with the Commission, the OTS or the NJ DOBI, as applicable, any amendment to the Registration Statement, any amendment or supplement to any Prospectus, any Prospectus pursuant to Rule 424 of the Rules and Regulations, any document incorporated by reference in the Registration Statement, any Prospectus or Proxy Statement or any amendment or supplement to any Conversion Application or Proxy Statement, to furnish a copy thereof to the Representatives and counsel for the Representatives as far in advance of such filing as is practicable and obtain the consent of the Representatives to the filing;

          (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

          (g) For a period of five years following the Effective Date, to furnish to the Representatives (i) copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the

Commission thereunder, (ii) copies of the publicly available reports filed by the Bank with the Regulatory Authorities and (iii) such other information as the Representatives may reasonably request regarding any of the Hudson City Parties;

          (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock;

          (i) For a period from the date of the Prospectuses until the date which is 90 days after the Closing Date, subject to extension as provided below (the "LOCK-UP PERIOD"), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, or (3) announce any intention to take any of the foregoing actions, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers; and to cause each officer and director of the Company to furnish to the Representatives, concurrent with the execution of this Agreement, a lock-up letter or letters, in form and substance satisfactory to counsel for the Agents, pursuant to which each such person shall agree not to, directly or indirectly,
(1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, or (3) announce any intention to take any of the foregoing actions, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case during the Lock-Up Period, without the prior written consent of Lehman Brothers; provided, however,that, notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 17-day period beginning on the last day of the Lock-Up Period, then the Lock-Up Period shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event;

          (j) To take such steps as shall be necessary to ensure that neither the Company nor any of its subsidiaries shall become an "INVESTMENT COMPANY" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

          (k) To maintain appropriate arrangements for depositing all funds received from persons delivering orders to purchase Stock in the Subscription Offering on an interest-bearing basis at the rate described in the Subscription Offering Prospectus until the Closing Date or until the Subscription Offering is terminated in accordance with the Plan and as described in the Subscription Offering Prospectus; to maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Hudson City Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Subscription Offering Prospectus;

          (l) Not to amend the Plan (i) without prior notice to the Representatives and (ii) without the Representatives' prior written consent, in any manner that, in the opinion of the Representatives, would affect the sale of the Stock or the terms of this Agreement;

          (m) To provide the Representatives with any information necessary to allow the Representatives to manage the allocation process in order to permit the Company to carry out, in the manner described in the Prospectuses, the allocation of the Stock in the event of an oversubscription, and such information shall be accurate and reliable in all material respects;

          (n) To use all reasonable efforts to satisfy, or cause to be satisfied, the conditions precedent to the several obligations of the Agents specified in Section 7 hereof, and not to deliver the Stock until each of the conditions set forth in Section 7 shall have been satisfied or waived by the Agents;

          (o) To conduct their respective businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the FDIC and the OTS; and

          (p) To comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Conversion Regulations, the Commission, the OTS, the NJ DOBI, by applicable state law and regulations, and by the Securities Act, the Rules and Regulations, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, to be complied with prior to the

Closing Date; and when any Prospectus is required to be delivered, to comply in all material respects, at its own expense, with all requirements imposed upon such Hudson City Party by the OTS, the NJ DOBI, the Conversion Regulations (except as modified or waived in writing by the OTS or the NJ DOBI, as applicable), the Commission, by applicable state law and regulations and by the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission promulgated thereunder, in each case as from time to time in force, so far as is necessary to permit the continuance of sales or dealing in shares of the Stock during such period in accordance with the provisions hereof and the Prospectuses.

     SECTION 6. Expenses. The Hudson City Parties jointly and severally agree to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectuses, the Proxy Statements and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment (including any post-effective amendments) thereto (including, in each case, exhibits), the Prospectuses, the Proxy Statements and any amendment or supplement to any Prospectus or Proxy Statement or any document incorporated by reference therein, all as provided in this Agreement; (d) expenses relating to temporary personnel and the stock information center and advertising expenses incurred by any of the Hudson City Parties, (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) the filing fees incident to securing the review by the OTS and the NJ DOBI of the Conversion Applications; (g) any applicable listing, transfer agent fees and related fees, and the costs of preparation and distribution of stock certificates; (h) the fees and expenses relating to the Independent Appraisal;
(i) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Agents); (j) the costs and expenses of the Company relating to investor presentations on any "ROAD SHOW" undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and travel and lodging expenses of the representatives and officers of the Company and any such consultants; and (k) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6, the Agents shall pay their own costs and expenses, including the costs and expenses of their counsel, the expenses of advertising any offering of the Stock made by the Agents and travel expenses incurred by the Agents in connection with the Offering (including in connection with the road show). If there is a resolicitation of subscriptions in the Subscription Offering for any reason, and the Agents are required to provide significant additional services or expend significant additional time, the parties agree to negotiate in good faith an agreement to cover the Agents' additional fees and expenses in connection therewith, including attorneys' fees and expenses.

     SECTION 7. Conditions of Agents' Obligations. The respective obligations of the Agents hereunder and the occurrence of the Closing and the Conversion are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Hudson City Parties contained herein, to the performance by each of the Hudson City Parties of their respective obligations hereunder, and to the satisfaction or the waiver by the Representatives of each of the following additional terms and conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement or any part thereof or order preventing or suspending the use of any Prospectus, Proxy Statement or Marketing Materials shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or the OTS; and any request of the Commission, the OTS or the NJ DOBI for inclusion of additional information in the Registration Statement or any Prospectus or Proxy Statement or otherwise shall have been complied with.

          (b) No Agent shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or any Prospectus or Proxy Statement or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Agents, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectuses, the Proxy Statements, the Plan, the Conversion and the transactions contemplated thereby (including the Stock Split (as defined in the Plan)), and all other legal matters relating to this Agreement, the Conversion and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) Thacher Proffitt & Wood LLP shall have furnished to the Representatives their written opinion, as counsel to the Company, addressed to the Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Agents, in the form attached hereto as Exhibit A.

          (e) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Agents, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectuses and other related matters as the Agents may reasonably require, and the Hudson City Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (f) At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Agents and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectuses, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (g) With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "INITIAL LETTER"), the Company shall have furnished to the Representatives a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Agents and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectuses, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (h) The Company shall have furnished to the Agents a certificate, dated the Closing Date, of its Chairman of the Board, President and Chief Executive Officer and its Chief Operating Officer stating that:

               (i) The representations, warranties and agreements of the Hudson City Parties in Section 2 are true and correct as of the Closing Date; each of the Hudson City Parties has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(i) have been fulfilled; and

               (ii) They have carefully examined the Registration Statement, the Prospectuses and the Proxy Statements and, in their opinion (A) as of the Effective Date or the date they were mailed to stockholders of the Company or depositors of the Bank, as applicable, none of the Registration Statement, the Prospectuses or the Proxy Statements included any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or any Prospectus or Proxy Statement.

          (i) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectuses any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectuses and
(ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectuses, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectuses.

          (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or Nasdaq or in the over-the-counter market, or trading in any securities of the Company on any exchange or inter-dealer quotation system or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or inter-dealer quotation system or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction,
(ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectuses.

          (k) Nasdaq shall have approved the Stock for inclusion, subject only to official notice of issuance.

          (l) The Representatives shall have received a letter from RP Financial, LC, dated as of the Closing Date and addressed to the Agents, (i) confirming that said firm is independent of the Hudson City Parties and is experienced and expert in the area of corporate appraisals, (ii) stating in effect that the Independent Appraisal complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Hudson

City Parties, as converted, expressed in the Independent Appraisal as most recently updated, remains in effect.

          (m) At or prior to the Closing Date, the Representatives shall have received (i) a copy of the letter from the OTS approving the OTS Application,
(ii) a copy of the letter from the NJ DOBI approving the NJ Application; (iii) a copy of the order from the Commission declaring the Registration Statement effective, (iv) a certificate from the FDIC evidencing the Bank's insurance of accounts and (v) any other documents that the Representatives shall reasonably request.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Agents.

     SECTION 8. Indemnification and Contribution.

          (a) The Hudson City Parties jointly and severally shall indemnify and hold harmless each Agent, each of its directors, officers and employees and each person, if any, who controls any Agent within the meaning of the Securities Act, from and against any loss, claim, damage, expense or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Agent, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, arising out of, or based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement or any Prospectus or Proxy Statement or in any amendment or supplement thereto, (B) any Conversion Application, (C) any other instrument or document of the Hudson City Parties or based upon written information supplied by any of the Hudson City Parties filed in any State or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the "BLUE SKY APPLICATIONS") or
(D) any materials or information provided to investors by, or with the approval of, the Hudson City Parties in connection with the marketing of the offering of the Stock ("MARKETING MATERIALS"), including any roadshow or investor presentations made to investors by any of the Hudson City Parties (whether in person or electronically), (ii) the omission or alleged omission to state in the Registration Statement or any Prospectus, Proxy Statement, Conversion Application, Marketing Materials, or Blue Sky Application, or any amendment or supplement to any of the foregoing, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Agent in connection with, or relating in any manner to, the Stock, the Conversion or the Offering (provided that the Hudson City Parties shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Agent through its gross negligence or willful misconduct), and shall reimburse each Agent and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Agent, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Hudson City Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Agent furnished to the Company through the Representatives by or on behalf of such Agent specifically for inclusion therein which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Hudson City Parties may otherwise have to any Agent or to any director, officer, employee or controlling person of that Agent.

          (b) Each Agent, severally and not jointly, shall indemnify and hold harmless the Company, its officers who have signed the Registration Statement, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement or any Prospectus or any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Agent furnished to the Company through the Representatives by or on behalf of such Agent specifically for inclusion therein, which information is limited to the information set forth in Section 8(e), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Agent may otherwise have to the Company or any such director, officer or controlling person.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Agents and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Agents against the Hudson City Parties under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Agents, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid, jointly and severally, by the Hudson City Parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Hudson City Parties on the one hand and the Agents on the other from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Hudson City Parties on the one hand and the Agents on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Hudson City Parties on the one hand and the Agents on the other with respect to the Offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock under this Agreement (before deducting expenses other than the fees and concessions actually paid by the Hudson City Parties to the Agents pursuant to Section 3(d) (the "AGENT FEES")) received by the Hudson City Parties, on the one hand, and the total Agent Fees (net of any portion of the Agent Fees paid by the Agents to other selling dealers), on the other hand, bear to the total gross proceeds from the Offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Hudson City Parties or the Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Hudson City Parties and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Agent shall be required to contribute any amount in excess of the amount by which the amount actually paid (excluding reimbursable expenses) to such Agent under this Agreement less the portion of such amount paid by such Agent to any other Agent or any other member of the selling group exceeds the amount of any damages which such Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective allocations of the Stock and not joint.

          (e) The Agents severally confirm and the Company acknowledges that the statements with respect to the Offering set forth [(i) solely with respect to Ryan Beck, in the third paragraph under the caption ("The Conversion and Stock Offering--Plan of Distribution; Selling Agent Compensation--Subscription Offering") and (ii) with respect to each Agent, in the second paragraph under the caption ("The Conversion and Stock Offering--Plan of Distribution; Selling Agent Compensation--Syndicated Offering--General")] in the Prospectuses are correct and constitute the only information concerning such Agents furnished in writing to the Company by or on behalf of the Agents specifically for inclusion in the Registration Statement or any Prospectus, Proxy Statement, Conversion Applications, Marketing Materials or Blue Sky Application.

          (f) The obligations of the Bank pursuant to this Section 8 are subject to and limited by the provisions of Section 23A of the Federal Reserve Act.

     SECTION 9. Termination. (a) The obligations of the Agents hereunder may be terminated by the Representatives by notice given to and received by the Company prior to the Closing if:

               (i) the Plan is abandoned or terminated by the Company;

               (ii) the Offering shall not have been completed, in accordance with the provisions of the Plan, the Conversion Regulations and other applicable law, by [__________], 2005; or

               (iii) any of the events set forth in Sections 7(i) or 7(j) shall have occurred or the Agents shall decline to effect the Closing for any reason permitted under this Agreement.

          (b) In the event that this Agreement is terminated pursuant to this
Section 9 or the Conversion is not consummated for any reason, including but not limited to the inability to sell a minimum of [____________] shares of the Stock in the Offering (including any permitted extension thereof) or such other minimum number of Shares of the Stock as shall be established consistent with the Plan and the Conversion Regulations, the Company shall promptly mail refunds to all persons who have subscribed for Shares of the Stock in the Subscription Offering, in each case in an amount equal to the full amount received from such person, together with interest as provided in the Prospectuses.

     SECTION 10. Reimbursement of Agents' Expenses. If the Company shall fail to tender the Stock for delivery to the purchasers thereof by reason of any failure, refusal or inability on the part of any of the Hudson City Parties to perform any agreement on its part to be performed, or because any other condition of the Agents' obligations hereunder required to be fulfilled by any of the Hudson City Parties is not fulfilled, the Company will reimburse the Agents for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Agents in connection with this Agreement and the proposed Offering, and upon demand the Company shall pay the full amount thereof to the Representatives.

     SECTION 11. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Agents, shall be delivered or sent by mail, telex or facsimile transmission to (i) Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Henry Michaels, Managing Director (Fax:
__________), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, NY 10022 (Fax: 212-520-0421) and (ii) Ryan Beck & Co., 18 Columbia Turnpike, Florham Park, New Jersey 07932-2289,
Attention: Robin Suskind, Managing Director (Fax: __________);

          (b) if to any of the Hudson City Parties, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Ronald E. Hermance, Jr., President and Chief Executive Officer (Fax: __________).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Agents.

     SECTION 12. Status of Agents. In soliciting offers to purchase the Stock from the Company pursuant to this Agreement, the Agents are acting solely as agents for the Company and not as principal. The Agents will make reasonable efforts to assist the Company in obtaining performance for each purchaser whose offer to purchase Stock from the Company has been solicited by the Agents, but the Agents shall have no liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver shares of Stock to a purchaser, the Company shall (i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) in particular, pay to the Agents any fee to which they would be entitled to in connection with such sale.

     SECTION 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Agents, the Hudson City Parties, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Hudson City Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Agents and each person or persons, if any, who control any Agent within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Agents contained in
Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Hudson City Parties, officers of the Hudson City Parties who have signed the Registration Statement and any person controlling any of the Hudson City Parties within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     SECTION 14. Complete Agreement. This Agreement, together with (i) solely as among the Company, the MHC and Ryan Beck, Sections 2 ("Services to be Provided by Ryan Beck"), 3 ("Compensation") and 8 ("Availability of 'STARS' Program") of the Ryan Beck Engagement Letter and (ii) solely as among the Company, the MHC and Lehman Brothers, Section 4 ("Fees") of the engagement letter, dated as of January 6, 2005, by and among the Company, the MHC and Lehman Brothers, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof.

     SECTION 15. Survival. (a) The respective indemnities, representations, warranties and agreements of the Hudson City Parties and the Agents contained in this

Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          (b) Solely as between the Company and Ryan Beck, the provisions of Paragraph 8, "Availability of 'STARS' Program," of the Ryan Beck Engagement Letter shall survive the issuance of the Stock (but not any termination or cancellation of this Agreement) for a period of one (1) year, and any legal representative, successor or assign of Ryan Beck, and any of the Hudson City Parties shall be entitled during such period to the benefit of the agreements contained therein.

     SECTION 16. Definition of the Terms "BUSINESS DAY" and "SUBSIDIARY". For purposes of this Agreement, (a) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "SUBSIDIARY" has the meaning set forth in Rule 405 of the Rules and Regulations.

     SECTION 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

     SECTION 18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     SECTION 19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement among the Company, the Bank, the MHC and the Agents, please indicate your acceptance in the space provided for that purpose below.

                                       HUDSON CITY BANCORP, INC.


                                       By:
                                           -------------------------------------
                                           Ronald E. Hermance, Jr.
                                           President and Chief Executive Officer


                                       HUDSON CITY SAVINGS BANK


                                       By:
                                           -------------------------------------
                                           Ronald E. Hermance, Jr.
                                           President and Chief Executive Officer


                                       HUDSON CITY, MHC


                                       By:
                                           -------------------------------------
                                           Ronald E. Hermance, Jr.
                                           President and Chief Executive Officer

Accepted:

LEHMAN BROTHERS INC.
RYAN BECK & CO., INC.

For themselves and as Representatives
of the several Agents named in Schedule
I hereto


By:
    --------------------------------
Name:
      ------------------------------
Title:
       -----------------------------


By:
    --------------------------------
Name:
      ------------------------------
Title:
       -----------------------------

                                                                      SCHEDULE I

Agents

                                                                       EXHIBIT A

                [Form of Opinion of Thacher Proffitt & Wood LLP]